Exhibit 99.1

Report of Independent Auditors

The Board of Directors and Stockholders of
Sculptor Diversified Real Estate Income Trust, Inc.

Opinion

We have audited the accompanying statements of revenues and certain expenses of the JW Marriott Marco Island Beach Resort (the “Property”), for each of the two years in the period ended December 31, 2025, and the related notes (the “statement”).

In our opinion, the accompanying statement presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Property for each of the two years in the period ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the statement, which describes that the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K/A of Sculptor Diversified Real Estate Income Trust, Inc. and are not intended to be a complete presentation of the Property’s revenues and expenses. As a result, the statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statement

Management is responsible for the preparation and fair presentation of the statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Statement

Our objectives are to obtain reasonable assurance about whether the statement as a whole is free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statement.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the historical summaries, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the historical summaries.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the historical summaries.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP
New York, New York
July 17, 2026

JW Marriott Marco Island Beach Resort
Statements of Revenues and Certain Expenses
($ in thousands)

	For the three months ended:		For the year ended:
	March 31, 2026 (Unaudited)	March 31, 2025 (Unaudited)	December 31, 2025 (Audited)	December 31, 2024 (Audited)
Revenues:
Rooms	$ 42,724	$ 39,404	$ 119,875	$ 116,243
Food and beverage	29,942	30,282	100,729	95,188
Other operating departments	15,502	14,654	47,836	48,018
Total revenues	88,168	84,340	268,440	259,449

Expenses:
Departmental expenses:
Rooms	4,867	4,923	17,373	17,194
Food and beverage	17,831	17,656	64,581	61,352
Other operating departments	4,911	4,880	17,254	16,461
Total departmental expenses	27,609	27,459	99,208	95,007

Direct operating expenses:
Administrative and general	3,921	3,603	13,546	12,922
Sales and marketing	3,525	3,718	12,584	12,750
Property maintenance	2,004	2,141	8,305	8,352
Utilities	1,338	1,182	4,995	4,814
Property taxes	1,060	1,210	4,628	4,316
Insurance	2,003	2,021	7,913	6,968
Management fees	13,533	11,206	25,478	22,843
Other expenses (income)	2,230	(181)	3,884	4,166
Total direct operating expenses	29,614	24,900	81,333	77,131
Net income	$ 30,945	$ 31,981	$ 87,899	$ 87,311

See accompanying notes

JW Marriott Marco Island Beach Resort
Notes to the Statements of Revenues and Certain Expenses
1. Description of Transaction
On May 1, 2026, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”), through its wholly owned subsidiary, MIH Investor, LLC, entered into a joint venture (the “MIH Member JV”) with Sculptor Real Estate MI Fund, LP (“MI Fund”), Sculptor Real Estate Parallel Fund V D Co-Investments, LP (“Fund V D”), and Sculptor Real Estate Fund V C Co-Investments, LP (“Fund V C”), each of which is an investment fund managed by affiliates of Sculptor Advisors LLC, the Company’s Adviser. The Company committed to contribute $87.0 million to the MIH Member JV for a 33% interest. In July 2026, MI Fund contributed additional capital to MIH Member JV and reduced MIH Investor LLC’s percentage interest in MIH Member JV to 27%. The remaining interests of 53%, 9% and 11% are held by MI Fund, Fund V D and Fund V C, respectively. In accordance with the amended and restated operating agreement of MIH Member JV, MI Fund has the exclusive authority over management and operational decisions.
Also on May 1, 2026, the MIH Member JV entered into a joint venture (the “MIH JV”) with Trinity Hotel Acquisitions LLC (“Trinity”), pursuant to which the MIH Member JV holds an 85% interest and Trinity holds a 15% interest in the MIH JV.
On May 1, 2026, the MIH JV acquired the JW Marriott Marco Island Beach Resort (the “Property” or the “acquired business”) from Marco Hotel LLC and HB Naples Golf Owner LLC (collectively, the “Owner”), a hotel and resort property located at 400 South Collier Boulevard, Marco Island, Florida. The Property includes a beach resort with beachfront land and two golf courses. The MIH JV acquired a fee simple interest in the Property. The aggregate purchase price was $835.0 million, exclusive of transaction costs. The acquisition was funded with $690.0 million of proceeds from a mortgage loan and the remainder from equity contributions from the members of the MIH JV (approximately $60.2 million of which was contributed by MIH Investor, LLC).
The Property, through a lease agreement and subsequent amendments (collectively, the “Agreement”), is managed by Marriott Hotel Services, LLC (“Marriott”).
2. Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses (the “Statements”) were prepared for the purpose of providing historical information to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”) under Rule 3-05 of Regulation S-X for inclusion in an amendment to the Form 8-K filed by the Company on May 7, 2026, and are not intended to be a complete presentation of the financial statements of the acquired business and are not necessarily indicative of the results of operations of the acquired business.
The Statements were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and were derived from the historical accounting records of the Property. The Company has determined that full audited financial statements in accordance with SEC Regulation S-X Rule 3-05 would be both impractical and require unreasonable time and expense for the following reasons:
a.    The Owner acquired the Property in 1979. Since then, the Property has undergone multiple phases of new construction, renovation and capital improvement. The financial records underlying the years of capital activity are in many cases old, incomplete or unavailable; and

JW Marriott Marco Island Beach Resort
Notes to the Statements of Revenues and Certain Expenses
b. The information would not be material or meaningful to investors as the Company will account for this equity method investment under the fair value option pursuant to Accounting Standards Codification 825, Financial Instruments. The Property’s historical balance sheet, which reflects the Owner’s carrying values for real estate assets, accumulated depreciation, capital improvements and related liabilities, will not flow through to the Company’s consolidated financial statements. Rather, the investment will appear on the Company’s consolidated balance sheet on a single line item as an equity method investment at fair value.
In light of the foregoing, it is impractical to prepare full financial statements, including the historical balance sheets and statements of changes in equity and cash flows, as required by SEC Regulation S-X Rule 3-05. The Statements represent the acquired business and have been derived from the unaudited financial statements and accounting records of the Owner and Marriott.
To the extent that revenue is identifiable and directly related to the acquired business, it is reflected in the Statements. Non-operating expenses such as depreciation, interest expense, and income taxes have been excluded from the Statements.
The statements of revenues and certain expenses for the three months ended March 31, 2026 and 2025 are unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the Property’s results of revenues and certain expenses on the basis described above. The results of revenues and certain expenses on the basis described above for the unaudited interim period presented are not necessarily indicative of the results for the full year or any future period.
3. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Statements is in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported therein. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition
The Property has performance obligations to provide accommodations and other ancillary services to hotel guests. As compensation for such goods and services, the Property is typically entitled to a fixed nightly fee for an agreed upon period and additional fixed fees for any ancillary services purchased. The Property generally satisfies the performance obligations over time and recognizes revenue from room sales and other ancillary guest services (including group services) on a daily basis, as the rooms are occupied, and the services have been rendered. Revenues from other ancillary services include revenue from the Property's golf courses, spa and shops as well as parking and resort fees, and are included in other operating departments revenue on the Statements. These fees are payable at the time the hotel guest checks out of the hotel or when group service performance obligations have been satisfied (generally after the completion of the related event). The Property receives payment from hotel guests as they check out of the hotel. Group services are billed after all performance obligations have been satisfied.

JW Marriott Marco Island Beach Resort
Notes to the Statements of Revenues and Certain Expenses
Advance deposits received from potential guests in advance of the satisfaction of future performance obligations are recognized as revenues once the performance obligations are met.
Sales and Marketing Expenses
Sales and marketing costs are expensed when incurred and includes expenses that are directly attributable to advertising and promotions. Sales and marketing expenses amounted to $12.6 million and $12.8 million for the years ended December 31, 2025 and 2024, respectively, and $3.5 million (unaudited) and $3.7 million (unaudited) for the three months ended March 31, 2026 and 2025, respectively.

4. Property Lease Agreements
Pursuant to the terms of the Agreement, Marriott manages and operates the Property for the Owner and provides the Property with various services and supplies, including marketing, reservations, and insurance. Marriott is entitled to a base management fee that is based on a percentage of gross revenues and an incentive fee that is based on a percentage of net house profit, as defined in the Agreement. Base management fees were $8.1 million and $7.8 million for the years ended December 31, 2025 and 2024, respectively, and incentive management fees were $17.4 million and $15.1 million for the years ended December 31, 2025 and 2024, respectively. Base management fees were $2.6 million (unaudited) and $2.5 million (unaudited) for the three months ended March 31, 2026 and 2025, respectively, and incentive management fees were $10.9 million (unaudited) and $8.7 million (unaudited) for the three months ended March 31, 2026 and 2025, respectively.
5. Subsequent Events
On May 1, 2026, the Owner sold the Property as disclosed in Note 1 above.
Management has evaluated events through July 17, 2026, the date the Statements were available to be issued, and concluded that no subsequent events occurred that would require disclosure in the notes to the Statements.